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                                                                       EXHIBIT 5

                                  May 8, 2002

Unitrin, Inc.
One East Wacker Drive
Chicago, IL 60601

                  Re:  Unitrin, Inc. 2002 Stock Option Plan
                       Registration Statement on Form S-8

Ladies and Gentlemen:

     As General Counsel for Unitrin, Inc., a Delaware corporation (the "Company"), I am acting as counsel to the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of 5,000,000 shares of the Common Stock of Unitrin, Inc. (the "Shares") issuable upon exercise of options granted or to be granted pursuant to the Unitrin, Inc. 2002 Stock Option Plan (the "Plan").

     As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan by the Company's Board of Directors and the approval of the Plan by the Company's shareholders. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, I am of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to references to my name in such Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Scott Renwick

                                        Scott Renwick
                                        General Counsel